EXHIBIT 99.1

PhytoMedical Renews Sponsored Research Agreement with Dartmouth College

Anti-cancer compound development results of the past year strengthen working relationship

Princeton, NJ – October 6, 2008 - PhytoMedical Technologies, Inc. (OTCBB: PYTO) (FWB: ET6), today announced that it is renewing its Sponsored Research Agreement with Dartmouth College. “I am extremely pleased to have extended our agreement with Dartmouth College,” stated Mr. Greg Wujek, President and CEO of PhytoMedical Technologies, Inc.  “ This past year, Dr. Gordon Gribble and his staff have worked very hard to assure all of our developmental goals were accomplished on time allowing us to move from the initial human cancer cell line in vitro testing to our current  development phase seamlessly”.  Dartmouth Technology Transfer Office Assistant Director, Glennis Gold affirmed, “Our collaboration with PhytoMedical is an excellent example of how technology arising out of academia may be transferred to the private sector in order to serve the public good.”

Dr.  Gribble’s patented work is unique and is based on a process called bis-intercalation or "double-binding" which tightly binds to the DNA of a cancer cell and inhibits the growth ultimately resulting in the death of the cancer cell.  Over the past year several of Dr. Gribble’s compounds were successfully tested in vitro against human cancer cell lines which included glioblastoma, small cell lung, breast, and colon cancers.  Based on the results of the in vitro testing PhytoMedical announced the initiation of both toxicology and efficacy testing which is currently ongoing.

About PhytoMedical Technologies, Inc.

PhytoMedical Technologies, Inc. (OTCBB: PYTO; Frankfurt Stock Exchange: ET6), together with its wholly owned subsidiaries, is a pharmaceutical company focused on research, development and commercialization of pharmaceutical products.

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